Exhibit 99.1

For Release	Immediate

Contacts	(News Media) Tony Zehnder, Corporate Communications 312.396.7086
(Investors) Scott Galovic, Investor Relations 317.817.3228

Conseco reports first quarter 2010 results;
continued growth and profitability

Carmel, Ind. May 4, 2010 – Conseco, Inc. (NYSE: CNO) today announced results for first quarter 2010.

“We are pleased to report another strong earnings quarter, with results largely in line with expectations, following a year of financial transformation,” CEO Jim Prieur said.  “Sales continued to be strong and our net income increased significantly.  While net income per share was 13 cents in the first quarters of 2010 and 2009, the current quarter per share amount reflects dilution from the issuance of 65.9 million shares of common stock and $240.5 million of convertible debentures.  By issuing these securities, we were able to significantly enhance our capital and support the Company’s future growth.”

First Quarter 2010 Results

•
Net income of $33.9 million, up 38%, compared to $24.5 million in 1Q09 (including $4.3 million of net realized investment losses and loss on extinguishment of debt, in 1Q10 vs. $13.0 million of net realized investment losses and loss on modification of debt, in 1Q09)

•
Net income per diluted share of 13 cents, compared to 13 cents in 1Q09 (including 1 cent of net realized investment losses, in 1Q10 vs. 7 cents of net realized investment losses and loss on modification of debt, in 1Q09) (1)

•	$79.2 million of income before net realized investment losses, corporate interest and taxes (“EBIT”) (2), up 10%, compared to $72.3 million in 1Q09
•	Net operating income (3) of $38.2 million, up 2%, compared to $37.5 million in 1Q09
•	Net operating income per diluted share: 14 cents, down 30%, compared to 20 cents in 1Q09 (1)
•	Total new annualized premium (“NAP”) excluding Private-Fee-For-Service (“PFFS”) and Prescription Drug Plan (“PDP”) (4): $87 million, up 4% from 1Q09
•	Bankers NAP excluding PFFS and PDP (4): $57.5 million, up 1% from 1Q09
•	Colonial Penn NAP (4): $13.1 million, up 7% from 1Q09
•	Conseco Insurance Group NAP (4): $16.7 million, up 12% from 1Q09

Financial Strength at March 31, 2010
•	Combined statutory risk-based capital ratio of our insurance subsidiaries rose 10 percentage points to 319% in 1Q10
•	Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (5), was 21.3%, compared to 21.5% at December 31, 2009
•	Book value per common share, excluding accumulated other comprehensive income (loss) (5), was $15.24, compared to $15.14 at December 31, 2009

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Conseco (2)
May 4, 2010

Operating Results
Operating results by segment for the quarter were as follows ($ in millions, except per share data):
	Three months ended
	March 31,
	2010	2009
EBIT (2):
Bankers Life	$53.2	$44.7
Colonial Penn	5.3	5.1
Conseco Insurance Group	25.7	31.2
Corporate Operations, excluding corporate interest expense	(5.0)	(8.7)
EBIT	79.2	72.3
Corporate interest expense	(19.5)	(13.7)
Income before loss on extinguishment or modification of debt, net realized investment losses and taxes	59.7	58.6
Tax expense on operating income	21.5	21.1
Net operating income (3)	38.2	37.5
Loss on extinguishment or modification of debt, net of income taxes	(1.2)	(6.1)
Net realized investment losses (net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses) (6)	(3.1)	(6.9)

Net income applicable to common stock	$33.9	$24.5
Per diluted share (1):
Net operating income	$.14	$.20
Loss on extinguishment or modification of debt, net of income taxes	-	(.03)
Net realized investment losses, net of related amortization and taxes	(.01)	(.04)
Net income	$.13	$.13

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Conseco (3)
May 4, 2010

Segment Results
In our Bankers Life segment, pre-tax operating earnings were $53.2 million in the first quarter of 2010, up 19% compared to the first quarter of 2009.  Results for the first quarter of 2010 compared to the same period in 2009 reflect:

•
an increase in earnings of approximately $7 million from our life products resulting from:  (i) favorable mortality of approximately $5 million; (ii) a one-time reserve increase in 1Q2009 of $5 million; net of (iii) the lost earnings of approximately $3 million on blocks reinsured in 2009; and

•
an increase in earnings of approximately $2 million from the PFFS business assumed through our reinsurance agreements with Coventry (the last of which expired on
January 1, 2010) due to favorable reserve developments.

Furthermore, earnings from Bankers Life long-term care products were essentially the same in the first quarters of 2010 and 2009.  Results in 1Q2010 reflected improved operating performance, while 1Q2009 reflected approximately $11 million of earnings from the release of insurance liabilities on lapsed policies following rate increase actions.

In our Colonial Penn segment, pre-tax operating earnings were $5.3 million in the first quarter of 2010, up 4% compared to the first quarter of 2009.  Results for the first quarter of 2010 were primarily affected by favorable mortality and growth in our block of life insurance policies.

In our Conseco Insurance Group segment, pre-tax operating earnings were $25.7 million in the first quarter of 2010, down 18% compared to the first quarter of 2009.  Results for the first quarter of 2010 compared to the same period in 2009 reflect:

•	a decrease in earnings of approximately $5 million from our specified disease products, primarily resulting from favorable development of prior period claim reserves in 1Q2009;
•	a decrease in earnings of approximately $5 million related to our life insurance products, primarily due to lost earnings on blocks reinsured in 2009; and
•
an increase in earnings of approximately $6 million resulting from a return to normal surrender activity for equity-indexed products (these products have market value adjustment features and experienced a high level of surrenders in the first quarter of 2009).

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses.  Results for the first quarter of 2010 reflect an increase in earnings of $1.2 million primarily due to a reduction to compensation-related accruals and $2.0 million from the consolidation of a variable interest entity beginning January 1, 2010, in accordance with new accounting requirements.

Corporate interest expense reflects the higher interest rate paid on debt following the amendment to our credit facility in the first quarter of 2009.

The results for the first quarter of 2010 included the recognition of a $1.2 million extinguishment loss, net of income taxes, related to the repurchase of $64.0 million aggregate principal amount of the 3.5% convertible senior debentures.  The results for the first quarter of 2009 included the recognition of a $6.1 million charge, net of income taxes, related to modifications made to our senior credit agreement.

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Conseco (4)
May 4, 2010

Investment Results
Net realized investment losses in the first quarter of 2010 were $3.1 million (net of related amortization and taxes).  Such net realized investment losses include total other-than-temporary impairment losses of $17.7 million, of which $20.3 million was recorded in earnings and $(2.6) million in accumulated other comprehensive loss.  Net realized investment losses in the first quarter of 2009 of $6.9 million (net of related amortization and taxes and the establishment of a valuation allowance for deferred tax assets related to such losses) included $92.0 million of other-than-temporary impairment losses recognized in earnings.  Net realized investment losses in the first quarter of 2009 included a $2.4 million increase to the deferred tax valuation allowance.

Sales Results
At Bankers Life (career distribution), total NAP, excluding PFFS and PDP, in 1Q10 was $57.5 million, up 1% from 1Q09.

At Colonial Penn (direct distribution), total NAP was $13.1 million, up 7% from 1Q09.

At Conseco Insurance Group (independent distribution), total NAP was $16.7 million, up 12% from 1Q09.

Accounting Matters
Effective January 1, 2010, we adopted authoritative guidance requiring us to consolidate a variable interest entity.  At that date, the cumulative effect of the accounting change was a decrease to shareholders’ equity of $15.9 million, including $6.2 million included in accumulated other comprehensive loss.

Conference Call
The Company will host a conference call to discuss results on May 5, 2010 at 10:00 a.m. Eastern Daylight Time.  The webcast can be accessed through the Investors section of the company’s website: http://investor.conseco.com.  Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.  During the call, we will be referring to a presentation that will be available this morning at the Investors section of the company’s website.

About Conseco
Conseco, Inc.’s insurance companies help protect working American families /and seniors from financial adversity: Medicare supplement, long-term care, cancer, critical illness and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures.  For more information, visit Conseco’s web site at www.conseco.com.

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Conseco (5)
May 4, 2010
____________________________________________

(1)
Net income per diluted share and operating income per diluted share for 1Q2010 reflect the dilution from the issuance of 65.9 million shares of common stock and $240.5 million of convertible debentures.

(2)
Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest expense, loss on extinguishment or modification of debt and taxes (“EBIT,” a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; (ii) loss on extinguishment or modification of debt; and (iii) net realized investment gains (losses) that are unrelated to the company’s underlying fundamentals.  A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 2.

(3)
Management believes that an analysis of Net income applicable to common stock before:  (i) loss on extinguishment or modification of debt, net of income taxes; and (ii) net realized investment gains or losses, net of related amortization and income taxes (“Net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry.  Management uses this measure to evaluate performance because loss on extinguishment of debt and realized investment gains or losses can be affected by events that are unrelated to the company’s underlying fundamentals.  A reconciliation of Net operating income to Net income applicable to common stock is provided in the table on page 2.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investor – SEC Filings” section of Conseco’s website, www.conseco.com.

(4)
Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums.  PDP and PFFS sales are not comparable to other sales and are therefore excluded in all periods.  Effective January 1, 2010, we no longer assume any of the risks of PFFS business through reinsurance.

(5)
The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure.  Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.  The corresponding GAAP measures for debt-to-total capital and book value per common share were 21.8% and $14.83, respectively, at March 31, 2010, and 22.7% and $14.09, respectively, at December 31, 2009.

(6)
The $6.9 million net realized investment loss in the first quarter of 2009 reflects an increase in the deferred tax valuation allowance of $2.4 million as it was more likely than not that tax benefits related to such investment losses would not be utilized to offset future taxable income.

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Conseco (6)
May 4, 2010

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco’s products and trends in Conseco’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (v) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to the cost of policies produced or the value of policies in force at the effective date; (viii) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on its value; (ix) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (x) changes in accounting principles and the interpretation thereof; (xi) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xiii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xiv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xv) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xvi) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xvii) our ability to achieve eventual upgrades of the  financial strength ratings of Conseco and our insurance company subsidiaries as well as the impact of rating downgrades on our business and our ability to access capital; (xviii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xix) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xx) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

- Tables Follow -

Conseco (7)
May 4, 2010
CONSECO, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Dollars in millions)
	March 31,	December 31,
	2010	2009
ASSETS	(unaudited)
Investments:
Actively managed fixed maturities at fair value (amortized cost: March 31, 2010 - $18,958.1; December 31, 2009 - $18,998.0)	$18,813.8	$18,528.4
Equity securities at fair value (cost: March 31, 2010 - $30.7; December 31, 2009 - $30.7)	31.1	31.0
Mortgage loans	1,936.6	1,965.5
Policy loans	294.0	295.2
Trading securities	332.0	293.3
Investments held by securitization entities (1)	511.7	-
Securities lending collateral	147.4	180.0
Other invested assets	236.3	236.8
Total investments	22,302.9	21,530.2
Cash and cash equivalents - unrestricted	321.1	523.4
Cash and cash equivalents held by securitization entities (1)	24.3	3.4
Accrued investment income	334.0	309.0
Value of policies inforce at the Effective Date	1,133.2	1,175.9
Cost of policies produced	1,788.0	1,790.9
Reinsurance receivables	3,444.1	3,559.0
Income tax assets, net	1,021.9	1,124.0
Assets held in separate accounts	17.0	17.3
Other assets	398.4	310.7
Total assets	$30,784.9	$30,343.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Liabilities for insurance products:
Interest-sensitive products	$13,217.7	$13,219.2
Traditional products	10,137.6	10,063.5
Claims payable and other policyholder funds	969.4	994.0
Liabilities related to separate accounts	17.0	17.3
Other liabilities	583.6	610.4
Investment borrowings	454.5	683.9
Borrowings related to securitization entities (1)	495.4	-
Securities lending payable	152.4	185.7
Notes payable – direct corporate obligations	1,037.2	1,037.4
Total liabilities	27,064.8	26,811.4
Commitments and Contingencies
Shareholders' equity:
Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and outstanding: March 31, 2010 - 250,929,801; December 31, 2009 – 250,786,216)	2.5	2.5
Additional paid-in capital	4,411.0	4,408.8
Accumulated other comprehensive loss	(103.0)	(264.3)
Accumulated deficit	(590.4)	(614.6)
Total shareholders' equity	3,720.1	3,532.4
Total liabilities and shareholders' equity	$30,784.9	$30,343.8
____________________________________________
(1)
In the first quarter of 2010, the Company began reporting assets and liabilities  related to securitization entities required to be consolidated under a new accounting standard effective January 1, 2010.

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Conseco (8)
May 4, 2010

CONSECO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended
	March 31,
	2010	2009

Revenues:
Insurance policy income	$664.6	$782.8
Net investment income (loss):
General account assets	315.4	308.6
Policyholder and reinsurer accounts and other special- purpose portfolios	23.8	(18.0)
Realized investment gains (losses):
Net realized investment gains (losses), excluding impairment losses	15.4	85.1
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(17.7)	(108.1)
Change in other-than-temporary impairment losses recognized in other comprehensive loss	(2.6)	16.1
Net impairment losses recognized	(20.3)	(92.0)
Total realized gains (losses)	(4.9)	(6.9)
Fee revenue and other income	3.5	3.0

Total revenues	1,002.4	1,069.5

Benefits and expenses:
Insurance policy benefits	699.0	753.5
Interest expense	27.5	23.2
Amortization	102.6	120.8
Loss on extinguishment or modification of debt	1.8	9.5
Other operating costs and expenses	118.4	120.3

Total benefits and expenses	949.3	1,027.3

Income before income taxes	53.1	42.2

Income tax expense:

Tax expense on period income	19.2	15.3
Valuation allowance for deferred tax assets	-	2.4

Net income	$33.9	$24.5

Earnings per common share:
Basic:
Weighted average shares outstanding	250,788	184,754

Net income	$.14	$.13

Diluted:
Weighted average shares outstanding	292,081	184,756

Net income	$.13	$.13

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Conseco (9)
May 4, 2010
CONSECO, INC. AND SUBSIDIARIES
COLLECTED PREMIUMS
(Dollars in millions)
	Three months ended
	March 31,
	2010	2009
Bankers Life segment:
Annuity	$224.2	$302.1
Supplemental health	347.1	423.8
Life	46.5	48.9
Total collected premiums	$617.8	$774.8
Colonial Penn segment:
Life	$47.3	$47.0
Supplemental health	1.6	1.9
Total collected premiums	$48.9	$48.9
Conseco Insurance Group segment:
Annuity	$5.1	$19.5
Supplemental health	149.8	146.2
Life	54.6	64.4
Total collected premiums	$209.5	$230.1

BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

	Three months ended
	March 31,
	2010	2009
Bankers Life segment:
Medicare Supplement:
Earned premium	$179 million	$165 million
Benefit ratio(a)	72.8%	70.2%
PDP and PFFS:
Earned premium	$18 million	$123 million
Benefit ratio(a)	60.9%	94.4%
Long-Term Care:
Earned premium	$149 million	$151 million
Benefit ratio(a)	114.4%	105.1%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	75.2%	68.6%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
Earned premium	$42 million	$47 million
Benefit ratio(a)	65.7%	67.3%
Specified Disease:
Earned premium	$98 million	$94 million
Benefit ratio(a)	82.3%	76.0%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	49.4%	42.2%
Long-Term Care:
Earned premium	$8 million	$8 million
Benefit ratio(a)	187.2%	210.1%
Interest-adjusted benefit ratio (a non-GAAP measure)(b)	96.8%	132.0%
____________________________________________________________________________________
(a)	The benefit ratio is calculated by dividing the related product’s insurance policy benefits by insurance policy income.
(b)
The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product’s insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income.  Interest income is an important factor in measuring the performance of longer duration health products.  The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases).  Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets.  The interest-adjusted benefit ratio reflects the interest income offset.  Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.  Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investor – SEC Filings” section of Conseco’s website, www.conseco.com.

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